Seagate Internal POWER OF ATTORNEY KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints James C. Lee, Steven M. Haines, Louis J. Thorson, Seann Archibald, Sarah Malone, Dolores Shook and Aaron Gingold, and each of them acting individually, as the undersigned’s true and lawful attorney-in-fact, to: (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as a Director or Corporate Secretary of Seagate Technology Holdings plc (the “Company”), Notice of Disclosure in Shares and Debentures (the “Notice”) as required under Sections 261 to 265 of the Companies Act 2014, as may be amended and revised from time to time, and the rules thereunder (the “Companies Act”); (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Notice and timely file such form with the Company as required under the Companies Act; and (3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required to be done by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the Companies Act, and the rules thereunder. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Notice with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below. Date: October 19, 2024 By: Robert A. Bruggeworth Director Docusign Envelope ID: A94D285B-49AA-40EF-ACD5-9BF6C41ACD82